EXHIBIT 11
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                   AMERICAN BUILDINGS COMPANY AND SUBSIDIARIES

                        COMPUTATION OF EARNINGS PER SHARE

               FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                   (UNAUDITED)


                                                                                        THREE MONTHS ENDED
                                                                                            MARCH 31,
                                                                                  -----------------------------
                                                                                    1997                  1996
                                                                                  -------                ------
PRIMARY EARNINGS PER SHARE:

   Net income ..................................................................   $1,515                $1,245
                                                                                   ======                ======

   Weighted average common and common equivalent
     shares outstanding ........................................................    5,316                 6,179

   Add - Dilutive effect of outstanding options ( as determined
     by the application of the treasury stock method) ..........................      350                   354
                                                                                   ------                ------

   Weighted average common and common equivalent
     shares outstanding ........................................................    5,666                 6,533
                                                                                   ======                ======

Primary earnings per share:

   Net income ..................................................................   $ 0.27                $ 0.19
                                                                                   ======                ======
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